CONSENTS OF EXPERTS AND COUNSEL


CFO Advantage, Inc.
6330 McLeod Drive, Suite 7
Las Vegas, NV 89120

INDEPENDENT AUDITORS' REPORT
Board of Directors

Para Mas Internet Inc. (The Company)
1337 S. Gilbert Road, Suite 104
Mesa, Arizona 85204


January 17, 2005

To Whom It May Concern:

CFO Advantage, Inc., consents to the inclusion of our report of June 9,
2004
on the Financial Statements of Para Mas Internet Inc., on the Financial Statements of Amerigroup, Inc., as of December 31, 2003 and 2002 on the SB-2/A being filed with the U.S. Securities and Exchange Commission.

Very Truly yours,

/s/  CFO Advantage, Inc.
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CFO Advantage, Inc.